UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 19, 2012

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On June 19, 2012, Wave Systems Corp. (the “Company”) held its Annual Meeting of stockholders.  At the Annual Meeting, the stockholders voted on the following matters:

1.               The election of six directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified.  The nominees to the Board of Directors were re-elected with the following results:

DIRECTOR	FOR	WITHHELD	ABSTENTIONS AND BROKER NON-VOTES
John E. Bagalay, Jr.	17,436,503	14,772,052	42,594,370
Nolan Bushnell	27,117,867	5,090,688	42,594,370
Robert Frankenberg	29,655,216	2,553,339	42,594,370
George Gilder	29,129,779	3,078,776	42,594,370
John E. McConnaughy, Jr.	17,832,712	14,375,843	42,594,370
Steven Sprague	27,456,232	4,752,323	42,594,370

2.               The compensation of the named executive officers was approved by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
19,837,676	11,821,211	548,768	42,595,270

3.               The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012 was approved by the following vote:

FOR	AGAINST	ABSTENTIONS
70,934,698	2,949,047	919,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: June 20, 2012